As filed with the Securities and Exchange Commission on July 15, 2005

                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SEACOR HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                   13-3542736
  (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

                        11200 Richmond Avenue, Suite 400
                              Houston, Texas 77082
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

     Seabulk International, Inc. Amended and Restated Equity Ownership Plan
           Seabulk International, Inc. Stock Option Plan for Directors
                              (Full Title of Plans)

                                  Randall Blank
                            Chief Financial Officer,
                     Executive Vice President and Secretary
                              SEACOR Holdings Inc.
                           460 Park Avenue, 12th Floor
                            New York, New York 10022
                                 (212) 307-6633
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                             David E. Zeltner, Esq.
                               Dennis Barsky, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum          Amount of
               Registered                     Registered(1)       Offering Price Per     Aggregate Offering      Registration Fee
                                                                       Share(2)               Price(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share           394,446                $64.99               $25,635,046            $3,017.24
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the common stock as reported on the New York Stock Exchange Composite Tape on July 12, 2005.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.      PLAN INFORMATION.

                We will send or provide to plan participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information required by Part I of Form S-8. Those documents are not required to be filed, and we have not filed those documents, with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                We will provide without charge, upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus). We will also provide, without charge, upon written or oral request, other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Seabulk International, Inc. Amended and Restated Equity Ownership Plan and the Seabulk International, Inc. Stock Option Plan for Directors and the Plans' administrators. If you would like any of those documents or information, please contact:

                              SEACOR Holdings Inc.
                               INVESTOR RELATIONST
                           460 Park Avenue, 12th Floor
                               New York, NY 10022
                                 (212) 307-6633

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

                The following documents filed with the Commission by the Registrant (File No. 1-12289) are incorporated herein by reference:

                (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

                (ii) the amendment to the Registrant's Annual Report for the fiscal year ended December 31, 2004 filed on Form 10-K/A with the Commission on April 13, 2005;

                (iii) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

                (iv) the Registrant's Current Reports on Form 8-K filed with the Commission on January 5, February 8, March 3, March 14, March 17, March 25, April 22, May 6, May 9, May 9, June 2, June 16, June 27, and July 1, 2005; and

                (v) the description of the Registrant's Common Stock contained in the Registrant's Registration Statements on Form 8-A filed with the Commission, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 30, 1992 and October 9, 1996, including any amendment or report filed for the purposes of updating such description.

                All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES.

                Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                As more fully described below, Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Article III of our Amended and Restated Bylaws provides that we will indemnify, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended from time to time, all persons whom we may indemnify pursuant thereto and in the manner prescribed thereby.

                Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above.

                Section 145 of the DGCL permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

                Section 102(b) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our certificate of incorporation contains provisions that limit the personal liability of each of our directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions eliminate personal liability to the fullest extent permitted by the DGCL.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

                None.

ITEM 8.      EXHIBITS.

        4.1         Restated Certificate of Incorporation of SEACOR SMIT Inc.
                    (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

        4.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

        4.3         Amended and Restated By-laws of SEACOR Holdings Inc.
                    (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-12637) of SEACOR Holdings, Inc. filed with the Commission on September 25, 1996).

        4.4 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR Holdings Inc.*

        5           Opinion of Weil, Gotshal & Manges LLP.*

        23(a)       Consent of Ernst & Young LLP.*

        23(b) Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5 to this registration statement).*

        24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

        99.1 Seabulk International, Inc. Amended and Restated Equity Ownership Plan.*


        99.1        Seabulk International, Inc. Stock Option Plan for
                    Directors.*

        -----------------------
        * Filed herewith.


ITEM 9.      UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

                    Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 15th day of July, 2005.

                                     SEACOR HOLDINGS INC.


                                     By:  /s/  RANDALL BLANK
                                          --------------------------------------
                                          Randall Blank
                                          Executive Vice President and Chief
                                          Financial Officer


                                POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Fabrikant, Randall Blank and Dick Fagerstal, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on July 15, 2005.

Signatures                           Title
----------                           -----


 /s/  CHARLES FABRIKANT              Chairman of the Board of Directors,
-------------------------------      President and Chief Executive Officer
Charles Fabrikant                    (Principal Executive Officer)

  /s/  RANDALL BLANK                 Executive Vice President, Chief Financial
-------------------------------      Officer and Secretary (Principal Financial
Randall Blank                        Officer )

  /s/  LENNY P. DANTIN               Vice President and Chief Accounting Officer
-------------------------------      (Principal Accounting Officer)
Lenny P. Dantin

  /s/  JAMES A.C. COWDEROY           Director
-------------------------------
James A.C. Cowderoy

  /s/  PIERRE DE DEMANDOLX           Director
-------------------------------
Pierre de Demandolx

  /s/  RICHARD M. FAIRBANKS III      Director
-------------------------------
Richard M. Fairbanks III

  /s/  MICHAEL E. GELLERT            Director
-------------------------------
Michael E. Gellert

  /s/  JOHN C. HADJIPATERAS          Director
-------------------------------
John C. Hadjipateras

  /s/  OIVIND LORENTZEN              Director
-------------------------------
Oivind Lorentzen

  /s/  ANDREW R. MORSE               Director
-------------------------------
Andrew R. Morse

  /s/  STEPHEN STAMAS                Director
-------------------------------
Stephen Stamas

  /s/  STEVEN J. WISCH               Director
-------------------------------
Steven J. Wisch

                                  EXHIBIT INDEX

    Exhibit No.                    Description
    -----------                    -----------

      4.1         Restated Certificate of Incorporation of SEACOR SMIT Inc.
                  (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

      4.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

      4.3         Amended and Restated By-laws of SEACOR Holdings Inc.
                  (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-12637) of SEACOR Holdings, Inc. filed with the Commission on September 25, 1996).

      4.4 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR Holdings Inc.*

      5           Opinion of Weil, Gotshal & Manges LLP.*

      23(a)       Consent of Ernst & Young LLP.*

      23(b) Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5 to this registration statement).*

      24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

      99.1 Seabulk International, Inc. Amended and Restated Equity Ownership Plan.*


      99.1        Seabulk International, Inc. Stock Option Plan for Directors.*

      -----------------------
      *Filed herewith.